Exhibit (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares of Common Stock

of

Titanium Asset Management Corp.

at

$1.08 Net Per Share
Pursuant to the Offer to Purchase dated September 12, 2013

by

TAMCO Acquisition, LLC,
a direct wholly-owned subsidiary of
TAMCO Holdings, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 9, 2013, UNLESS THE OFFER IS EXTENDED.

September 12, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 12, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) and the Solicitation/Recommendation Statement of Titanium Asset Management Corp., a Delaware corporation (which we refer to as the “Company”), in connection with the offer by TAMCO Acquisition, LLC, a Delaware limited liability company (which we refer to as “Purchaser”) and a direct wholly-owned subsidiary of TAMCO Holdings, LLC, a Delaware limited liability company (which we refer to as “Parent”), to purchase all outstanding shares of common stock, par value $0.0001 per share, (the “Shares”), of the Company not already owned by Parent or Purchaser at a purchase price of $1.08 per Share, net to the seller in cash without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $1.08 per Share, net to you in cash without interest, less any applicable withholding taxes.

2.	The Offer is being made for all outstanding Shares, other than those Shares owned by Parent and Purchaser.

3.	The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions, including, among other things: (i) there being validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration of the Offer a number of Shares (A) representing at least a majority of the outstanding Shares, excluding Shares owned by Parent, Purchaser, any direct or indirect equityholder of Parent or any Parent Director (as defined in the Offer to Purchase) or executive officer of the Company or any of its subsidiaries and (B) that, when added to the number of Shares owned by Parent and Purchaser as of immediately prior to the expiration of the Offer, plus the number of Shares to be purchased by Purchaser pursuant to the Top-Up (as defined below), represents at least one Share more than 90% of (x) the outstanding Shares as of immediately prior to the expiration of the Offer plus (y) the number of Shares to be purchased by Purchaser under the Top-Up (the foregoing clauses (x) and (y), the “Fully Diluted Share Number”) and (ii) Parent and Purchaser having received the proceeds of the debt financing pursuant to a letter agreement among Parent, Purchaser and Park Bank. “Top-Up” means the irrevocable right granted to Purchaser by the Company to purchase, at the offer price of $1.08 per share, up to a number of newly issued, fully paid and nonassessable Shares that, when added to the number of Shares directly or indirectly owned by Parent and Purchaser after giving effect to the consummation of the Offer, shall constitute one Share more than 90% of the Fully Diluted Share Number. Other conditions to the Offer are described in the Offer to Purchase.

4.	The Offer and withdrawal rights will expire at midnight, New York City time, on October 9, 2013, unless the Offer is extended by Purchaser or earlier terminated.

5.	Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal. However, United States federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Titanium Asset Management Corp.

at

$1.08 Net Per Share
Pursuant to the Offer to Purchase dated September 12, 2013

by

TAMCO Acquisition, LLC,
a direct wholly-owned subsidiary of
TAMCO Holdings, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 12, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), in connection with the offer by TAMCO Acquisition, LLC, a Delaware limited liability company (the “Purchaser”) and a direct wholly-owned subsidiary of TAMCO Holdings, LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Titanium Asset Management Corp., a Delaware corporation (which we refer to as the “Company”), not already owned by Parent or Purchaser at a purchase price of $1.08 per Share, net to the seller in cash without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER: ___________________________

NUMBER OF SHARES BEING TENDERED HEREBY:________________ SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*          Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: _____________________ , 2013

(Signature(s))

(Please Print Name(s))

Address: __________________________________________________________________________________________ Include Zip Code

Area Code and Telephone No. _____________________________________________________________________________________

Taxpayer Identification Or Social Security No. _______________________________________________________________________________